EXHIBIT 99.2

Meglin Clinics

Condensed Combined Financial Statements

as of June 30, 2019 and December 31, 2018 and

for the three and six months ended June 30, 2019 and 2018

MEGLIN CLINICS

CONDENSED COMBINED STATEMENTS OF FINANCIAL POSITIONS

	(Unaudited)
	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$68,316	$77,133
Prepaid expenses and other current assets	9,000	7,957
Total current assets	77,316	85,090
Property and equipment, net	130,649	147,350
Franchise fees, net	29,000	33,351
Deposits and other assets	12,270	12,270
Total assets	$249,235	$278,061

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,213	$27,456
Deferred revenue	145,043	149,521
Other current liabilities	10,358	10,169
Total current liabilities	211,614	187,146
Other liabilities	49,207	53,446
Total liabilities	260,821	240,592

Commitments and contingencies (Note 4)

Members' (deficit) equity	(11,586)	37,469
Total liabilities and members' equity	$249,235	$278,061

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Revenues	$411,027	$362,534	$822,725	$711,752

Expenses:
Selling and marketing expenses	23,319	21,449	42,026	27,891
Depreciation and amortization	10,430	11,428	21,052	22,856
General and administrative expenses	334,923	299,301	657,628	604,731
Total selling, general and administrative expenses	368,672	332,178	720,706	655,478

Income from operations	42,355	30,356	102,019	56,274

Other (expense) income, net	-	(74)	37,979	(665)

Net income and comprehensive income	$42,355	$30,282	$139,998	$55,609

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

COMBINED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$139,998	$55,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,052	22,856
Prepaid expenses and other current assets	(42)	(32,953)
Other liabilities	23,706	-
Deferred revenue	(4,478)	6,467
Net cash provided by operating activities	180,236	51,979

Cash flows from investing activities:
Purchase of property and equipment	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities:
Distributions to owners	(189,053)	(45,255)
Net cash used in financing activities	(189,053)	(45,255)

(Decrease) Increase in cash	(8,817)	6,724
Cash, beginning of period	77,133	39,601
Cash, end of period	$68,316	$46,325

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

(Unaudited)

Total
members' equity (deficit)
Balances, December 31, 2017	$44,136
Distributions to owners	(45,255)
Net income	55,609
Balances, June 30, 2018	$54,490

Balances, December 31, 2018	$37,469
Distributions to owners	(189,053)
Net income	139,998
Balances, June 30, 2019	$(11,586)

The accompanying notes are an integral part of these combined financial statements

MEGLIN CLINICS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Combination

The accompanying Meglin Clinics condensed combined financial statements include the accounts of the following entities, all of which are under common control and ownership: TJ of Savannah – Twelve Oaks, LLC, a Georgia limited liability company (“TJS”), TJ of Pooler, LLC, a Georgia limited liability company (“TJP”), and TJ of Bluffton, LLC, a South Carolina limited liability company (“TJB”) (TJS, TJP and TJB are referred to herein collectively, as the “Company” or the “Meglin Clinics”). All significant inter-clinic accounts and transactions between the three clinics have been eliminated in combination.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the amount of assets, liabilities, revenue, costs, expenses and other (expenses) income that are reported in the combined financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. As a result, actual results may be different from these estimates.

Comprehensive Income

Net income and comprehensive income are the same for the three and six months ended June 30, 2019 and 2018.

Nature of Operations

The Company was formed for the purpose of owning and operating franchises for The Joint Corp. ("The Joint"), a franchisor that specializes in providing affordable, convenient, and accessible chiropractic care through licensed chiropractic professionals.

On July 17, 2019, the Company entered into an agreement with The Joint in which it sold substantially all of the assets of three developed franchises and terminated its franchise rights under the Company's three franchise agreements for consideration of $1,650,000.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and credit quality of, the financial institutions with which it invests. The Company had no cash equivalents as of June 30, 2019 and December 31, 2018.

Franchise Fees

For each franchise purchased by the Company, a fee of $29,000 is paid to The Joint. The fees are amortized on a straight-line basis over a period of 10 years, which is the term of the franchise agreement.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to estimated undiscounted future cash flows in its assessment of whether or not long-lived assets are recoverable. No impairments of long-lived assets were recorded for the three and six months ended June 30, 2019 and 2018.

Revenue Recognition

The Company earns revenues from clinics that it owns and operates, and revenues are recognized when services are performed. The Company offers a variety of membership and wellness packages which feature discounted pricing as compared with its single-visit pricing.  Amounts collected in advance for membership and wellness packages are recorded as deferred revenue and recognized when the service is performed.

Royalties and Advertising Fees

Pursuant to the franchise agreements, the Company is required to pay royalties and advertising fees based on a percentage of sales, including 7% for royalties and 2% for advertising fees. Total royalties and advertising fees for the three and six months ended June 30, 2019 were $36,664, and $74,467, respectively. Total royalties and advertising fees for the three and six months ended June 30, 2018 were $33,413, and $65,168, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expenses for the three and six months ended June 30, 2019 were $23,319, and $42,026, respectively. Advertising expenses for the three and six months ended June 30, 2018 were $21,449, and $27,891, respectively.

Income Taxes

The Company has elected to be treated as a limited liability company for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the members’, and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company applies a more likely than not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the Company's members’ rather than on the Company. Accordingly, there would be no effect on the Company's financial statements.

Recent Accounting Pronouncements

Newly Issued Accounting Standards Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 - Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The standard also calls for additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will replace most existing revenue recognition guidance in GAAP when it becomes effective. The new standard becomes effective for the Company as of the acquisition date by The Joint.

In February 2016, the FASB issued the guidance of Accounting Standards Codification 842 – Leases (“ASC 842”). The new guidance will require lessees to recognize a right-of-use asset and a lease liability for virtually all leases, other than leases with a term of 12 months or less, and to provide additional disclosures about leasing arrangements. The Company will adopt this using the modified retrospective approach. The Company is still finalizing its adoption procedures, but it anticipates that the adoption of this standard will result in the recognition of additional right-of-use assets and lease liabilities for minimum commitments under noncancelable operating leases of approximately $425,000 as of the date of adoption.

The Company reviewed other newly issued accounting pronouncements and concluded that they either are not applicable to the Company's operations or that no material effect is expected on the Company's financial statements upon future adoption.

Note 2: Property and Equipment

Property and equipment consist of the following:

	June 30, 2019	December 31, 2018
Leasehold improvements	$296,077	$296,077
Furniture and fixtures	126,926	126,926
Office equipment	65,927	65,927
	488,930	488,930
Less accumulated depreciation	(358,281)	(341,580)
Total property and equipment, net	$130,649	$147,350

Depreciation expense was $8,255 and $16,702 for the three and six months ended June 30, 2019, respectively.

Depreciation expense was $9,253 and $18,506 for the three and six months ended June 30, 2018, respectively.

Note 3: Franchise fees

Franchise fees consist of the following:

	June 30, 2019	December 31, 2018
Franchise fee	$87,000	$87,000
Less accumulated amortization	(58,000)	(53,649)
Franchise fee, net	$29,000	$33,351

Amortization expense related to the Company’s franchise fees were $2,175 and $4,350 for the three and six months ended June 30, 2019, respectively.

Amortization expense related to the Company’s franchise fees were $2,175 and $4,350 for the three and six months ended June 30, 2018, respectively.

Estimated amortization expense for the remainder of 2019 and subsequent years is as follows:

Future amortization expense
2019 (remainder)	$4,350
2020	8,700
2021	8,700
2022	6,767
2023	483
Total	$29,000

Note 4: Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.